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                                                                    EXHIBIT 10.2

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


            AMENDMENT NO. 2 TO AMENDED AND RESTATED LICENSE AGREEMENT

         This Amendment No. 2 (the "Amendment"), dated as of March 29, 2001, is by and between Rorer Pharmaceutical Products, Inc., a Delaware corporation having it principal place of business at 3711 Kennett Pike, Suite 200, Greenville, Delaware ("RPPI"), and Noven Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 11960 S.W. 144th Street, Miami, Florida ("Noven"), and amends the Amended and Restated License Agreement, dated as of September 30, 1999 between an Affiliate of RPPI and Noven relating to Estrogen, Progestin and Combination Products (the "Agreement"), a copy of which is attached as EXHIBIT A hereto, as amended by Amendment to the Amended and Restated License Agreement dated as of October 1, 1999, by and between RPR and Noven ("Amendment No. 1"), a copy of which is attached as EXHIBIT B hereto. All capitalized terms used in this Amendment without definition have the meanings given to such terms in the Agreement.

                                    RECITALS

         WHEREAS, pursuant to the Agreement, Noven initially granted to Rhone Poulenc Rorer Pharmaceuticals, Inc., an Affiliate of RPPI, among other things, an exclusive license under Noven's Patent Rights and Noven's Technology to use, sell or otherwise dispose of CombiPatch Product (as defined below) in the United States and its territories and possessions (the "United States");

         WHEREAS, Rhone Poulenc Rorer Pharmaceuticals, Inc. assigned the Agreement to RPPI pursuant to an Assignment and Assumption Agreement dated September 30, 1999;

         WHEREAS, in the fourth quarter of 1999 the corporate parent of RPPI was a party to a merger that created Aventis Pharma SA and RPPI desires to change all references to it in the Agreement from "RPPI" to "Aventis";

         WHEREAS, RPPI and Noven wish to amend the Agreement to grant back from RPR to Noven all rights granted under the Agreement with respect to the use, sale or other disposal of CombiPatch Product in the United States;

         WHEREAS, RPPI and Noven wish to amend the Agreement to grant back from RPPI to Noven all rights to use, sell or otherwise dispose of Progestin Transdermal Drug Delivery Systems in the Territory, effectively terminating the license granted by Noven to RPPI with respect to the Progestin Transdermal Drug Delivery System, which was not developed by RPPI, such grant-back not to be considered in any manner as a failure of RPPI to meet its obligations under the Agreement, all on the terms and conditions described herein;

         WHEREAS, pursuant to Amendment No. 1, RPPI granted an exclusive sublicense to Noven to use, sell and otherwise dispose of Licensed Products (as defined in the Agreement) solely for use in the Contraceptive Field (as defined in Amendment No. 1);




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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         WHEREAS, RPPI and Noven wish to modify the terms of Amendment No. 1 to convert the exclusive sublicense granted therein to a grant-back, with only the continuing obligations of Noven in favor of RPPI that are specifically set forth herein;

         WHEREAS, Vivelle Ventures LLC, a Delaware limited liability company ("Vivelle") and RPPI desire to enter into a transaction pursuant to which, among other things, RPPI will assign, transfer and sell to Vivelle all of RPPI's right, title and interest in and to certain tangible and intangible assets related to the CombiPatch Product in the United States;

         WHEREAS, Noven and Vivelle desire to enter into an agreement pursuant to which Noven grants to Vivelle all rights granted back to Noven hereunder with respect to the use, sale or other disposal of CombiPatch Product in the United States; and

         WHEREAS, RPPI and Noven desire to enter into this Amendment to effect the grant-back rights to Noven;

         NOW, THEREFORE, in consideration of the mutual covenants and considerations set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

         1. DEFINITIONS. Certain terms used herein and not defined have the meanings given to such terms in the Agreement. As used herein, the following terms shall have the following meanings:

                  "Affiliate" means, when used with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with the subject Person. For purposes of this Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of a Person, or to control the management decisions of such Person.

                  "Closing Date" has the meaning given in the Purchase Agreement among Aventis, an Affiliate of Aventis and Vivelle.

                  "CombiPatch Product" means the transdermal estrogen/progestin patch product which has been developed by Aventis, solely or jointly with Noven, and/or their respective Affiliates, pursuant to the Agreement and is marketed under the trademark CombiPatch(TM) in the United States.

                  "Contraceptive Field" means for the prevention of pregnancy.

                  "Person" means any corporation, partnership, joint venture, other entity or natural person.

         2. AMENDED DEFINITIONS. All references in the Agreement to "RPR" and in this Amendment to "RPPI" shall hereafter refer to and mean "Aventis". This reference to "Aventis" is for convenience and does not represent any transfer or


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


assignment by RPPI under the Agreement to Aventis Pharma SA or any of its subsidiaries. In addition, the following definitions in the Agreement are hereby deleted in their entirety and are hereby replaced with the following:

                  "1.13 LICENSED PRODUCT(S). The term "Licensed Product" or "Licensed Products" shall mean individually and collectively any Estrogen Transdermal Drug Delivery System or any Combination Estrogen/Progestin Drug Delivery System. A Licensed Product relating to the Estrogen Transdermal Drug Delivery System shall be referred to as an "Estrogen Product" and a Licensed Product relating to the Combination Estrogen/Progestin Drug Delivery System shall be referred to as a "Combination Product."

                  "1.25 TERRITORY. The term "Territory" shall mean all the countries and territories worldwide as to any Combination Product other than CombiPatch Product; shall mean all the countries and territories worldwide except the United States, its territories and possessions as to the CombiPatch Product; and shall mean Japan as to the Estrogen Product."

And the following definition in the Agreement is hereby deleted in its entirety with respect to Combination Products and is hereby replaced with the following with respect to Combination Products:

                  "1.16 NOVEN'S PATENT RIGHTS. The term "Noven's Patent Rights" shall mean any and all patents, including but not limited to reissues, extensions and patents of addition, and patent applications, continuations, divisionals and continuations-in-part that are owned or controlled by Noven and the claims of which cover the Licensed Products. Noven's Patent Rights include, without limitation, the United States patents and patent applications listed in EXHIBIT C attached hereto and all corresponding foreign patents and patent applications."

         3. GRANT BACK OF RIGHTS RELATING TO COMBIPATCH PRODUCT. The exclusive right and license granted by Noven to Aventis pursuant to Section 3.1 of the Agreement to use, sell or otherwise dispose of Licensed Products is hereby terminated with respect to the use, sale or other disposal of CombiPatch Product as formulated as at the date hereof in the United States, its territories and possessions. For the avoidance of doubt, the right to make modifications and/or improvements to the CombiPatch Product and to develop, use, sell or otherwise dispose of any such modifications and/or improvements in the Territory, including, without limitation, the United States (in each case insofar as such rights are granted pursuant to the Noven License Agreement) are not terminated pursuant to the foregoing.

         4. GRANT BACK OF RIGHTS RELATING TO PROGESTIN PRODUCT.

                  (a) The license granted by Noven to Aventis in Section 3.1 of the Agreement to use, sell or otherwise dispose of Progestin Transdermal Drug Delivery Systems is hereby terminated.

                  (b) Section 1.21 of the Agreement (the definition of Progestin Transdermal Drug Delivery System) shall be deleted in its entirety.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  (c) All other references in the Agreement to Progestin Transdermal Drug Delivery System shall be deleted.

                  (d) It is understood that notwithstanding anything contained in the Agreement to the contrary, neither Noven nor Aventis shall have any obligation of any kind under the Agreement, financial or otherwise, with respect to the development or commercialization of a Progestin Transdermal Drug Delivery System. Furthermore, each of Noven and Aventis hereby waives any claim it may have regarding the other party's performance of its obligations with respect to Progestin Transdermal Drug Delivery Systems under the Agreement.

         5. GRANT BACK OF RIGHTS RELATING TO CONTRACEPTIVE FIELD. The Amendment No. 1 relating to Licensed Products for use in the Contraceptive Field is hereby terminated in its entirety and superseded by the following provisions:

                  (a) The license granted by Noven to Aventis in Section 3.1 of the Agreement to use, sell or otherwise dispose of Licensed Products for use in the Contraceptive Field is hereby terminated, and Noven shall have the right to develop, use, sell or otherwise dispose of Licensed Products for use in the Contraceptive Field.

                  (b) ***.

                  (c) It is understood that notwithstanding anything contained in the Agreement to the contrary, neither Noven nor Aventis shall have any obligation of any kind under the Agreement, financial or otherwise, with respect to the development or commercialization of a Licensed Product for use in the Contraceptive Field. Furthermore, each of Noven and Aventis hereby waives any claim it may have regarding the other party's performance of its obligations with respect to Licensed Products for use in the Contraceptive Field under the Agreement.

         6. CONSIDERATION. In consideration for the grant back of rights from Aventis to Noven under Section 3 above, Noven shall pay or cause to be paid to Aventis, by wire transfer to an account specified in writing by Aventis, an aggregate amount of Forty Million United States Dollars ($40,000,000) (the "Consideration"), payable as follows:

                         AMOUNT                           DUE DATE
                         ------                           --------

                      $10,000,000                       June 1, 2001
                      $10,000,000                       September 4, 2001
                      $10,000,000                       December 3, 2001
                      $10,000,000                       March 1, 2002

         ***.

         7. NO LIABILITY FOR FUTURE PERFORMANCE.

                  (a) As of the Closing Date, Aventis and Noven agree that Aventis shall have no liability to Noven for performance under the Agreement



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


with respect to the use, sale or other disposal of CombiPatch Product in the United States, including, without limitation:

                           (i) payments for CombiPatch Product in the United
                  States pursuant to Section 4.2 of the Agreement;

                           (ii) payments for CombiPatch Product in the United
                  States pursuant to Section 4.4(a)(i) of the Agreement;

                           (iii) the transfer price established in Section
                  4.4(b)(B) of the Agreement;

                           (iv) liability for any minimum sales of CombiPatch
                  Product in the United States pursuant to Section 4.6;

                           (v) meeting any obligation to purchase from Noven up
                  to 90% of the previously forecasted quarterly requirements for CombiPatch Product pursuant to the Supply Agreement to the extent such forecasted amounts related to projected sales of CombiPatch Product in the United States; and

                           (vi) reimbursement for any development or patent
                  costs and expenses, including maintenance costs.

                  (b) On the Closing Date Aventis and two of its Affiliates intend to enter into a Sublicense Agreement (the "2001 Sublicense Agreement") with Novartis Pharma AG ("Novartis") with respect to a sublicense under the Agreement for rights related to Licensed Product worldwide, except Japan. Aventis and Noven agree that following the execution of the 2001 Sublicense Agreement, Novartis shall be solely responsible for certain obligations identified on Schedule 2.2 to the 2001 Sublicense Agreement and those identified in Section 3.2 of the 2001 Sublicense Agreement arising under the Agreement out of the development, use, sale or other disposal of Licensed Product worldwide, except Japan. Noven hereby acknowledges and agrees that after the Closing Date, except as set forth in this Amendment, neither Aventis nor any of its Affiliates shall have any financial or diligence obligations under the Agreement except for those related to the development, use, sale or other disposal of Licensed Product in Japan. Without limiting the foregoing, Noven agrees that neither Aventis nor any of its Affiliates shall have any liability for any obligations under the Agreement that arise under the activities performed (or not performed) by Novartis under the sublicense granted to it, even if such obligations are not assumed by Novartis under the 2001 Sublicense Agreement.

However, Aventis shall pay to Noven any remainder payments due under Section 4.4(c) of the Agreement as to all Licensed Product sold between January 1, 2001 and the Closing Date within sixty (60) days of the Closing Date.

         8. SCHEDULE OF ACCRUED LIABILITIES TO NOVEN. Notwithstanding the foregoing Section 7 of this Amendment, all accrued liabilities to Noven listed in the attached Schedule A shall be paid by Aventis to Noven in immediately payable funds on the date indicated on Schedule A.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         9. SURVIVAL OF INDEMNIFICATION. Notwithstanding any provision of this Amendment, nothing will affect the indemnification provisions of Sections 10.1 and 10.2 of the Agreement. Without limiting the foregoing sentence, Sections
10.1 and 10.2 of the Agreement shall remain in full force and effect as between Noven and Aventis with respect to CombiPatch Product sold in the United States on or prior to the Closing Date.

         10. AMENDMENT OF TERMINATION RIGHTS.

                  (a) Section 8.1(c) of the Agreement is hereby amended and restated in its entirety as follows:

                          "(c) Upon expiration of this License Agreement
                  pursuant to this Article 8.1 in any country, Aventis shall have the right to elect to renew this License Agreement for successive five-year terms by giving Noven written notice of its intention to do so prior to the end of any such term; provided, however, that in the event of any such renewal the parties will negotiate in good faith the fees provided for in Articles 4.1 and 4.2(a) to take account of the expiration of the applicable patents."

                  (b) With respect to Noven and Aventis, (i) the provisions of
Section 8.2(a) of the Agreement shall, as of the Closing Date, give Aventis the right to terminate the Agreement only in Japan in the event Noven breaches its obligations under the Agreement; (ii) the provisions of Section 8.2(b) of the Agreement shall, as of the Closing Date, give each party hereto the right to terminate the Agreement only in Japan in the event of any occurrence contemplated by Section 8.2(b) with respect to the other party hereto; and (iii) the provisions of Section 8.2(e) of the Agreement shall, as of the Closing Date, give Aventis the right to terminate the Agreement only in Japan in the event of any occurrence contemplated by Section 8.2(e).

                  (c) Section 8.2(d) of the Agreement is hereby amended and restated in its entirety as follows:

                           "(d) (i) With respect to each Licensed Product, Noven
                  shall have the right to terminate this License Agreement in Japan at any time upon thirty (30) days' notice if Aventis, its Sublicensee, or an Aventis Affiliate that Aventis controls, markets, sells or distributes any transdermal product that is identical or substantially similar to such Licensed Product, unless Aventis shall effect cessation of such activity or divestiture of such Affiliate, or take action towards such cessation or such divestiture within six (6) months of the commencement of such activity or Aventis' acquisition of such Affiliate. ***.

                                    (ii) Noven shall have the right to terminate
                  this License Agreement at any time upon thirty (30) days' notice in any country of the Territory, except Japan, in which Novartis, or any of its Affiliates (other than Vivelle) or sublicensees, markets, sells or distributes any transdermal product, except for a Licensed Product, that is identical or substantially similar to any Licensed Product sublicensed to Novartis Pharma AG ("Novartis") pursuant to the Sublicense



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  Agreement dated September 30, 1999 between Aventis and Novartis (the "Sublicense Agreement"); PROVIDED, HOWEVER, that this right of termination does not apply (i) with respect to the countries in the European Economic Area, (ii) ***.

                                    (iii) During the term of this Agreement, if
                  Novartis, or any of its Affiliates (other than Vivelle) or sublicensees, markets, sells or distributes any transdermal product, except for a Licensed Product, that is identical or substantially similar to the Licensed Product sublicensed to Novartis pursuant to the Sublicense Agreement in a country within the European Economic Area, then Noven, with regard to such country, shall have the right to convert the license granted under Article 3 with respect to such Licensed Product to a non-exclusive license; PROVIDED, HOWEVER, that this right shall not apply: ***.

         11. EFFECTIVENESS OF THIS AMENDMENT. The parties acknowledge and agree that this Amendment is being entered into in connection with other agreements between Aventis, Noven and/or Novartis Pharma AG or Vivelle, including, but not limited to, the Supply Agreement between Noven and Vivelle and the Purchase Agreement among Aventis, an Aventis Affiliate and Vivelle. The parties further acknowledge and agree that this Amendment shall be deemed to be effective on the day prior to the closing contemplated by such other agreements, but that this Amendment will not be effective unless and until all such other agreements, including the Supply Agreement between Noven and Vivelle and those agreements defined as "Related Agreements" in the Purchase Agreement, are effective.

         12. MISCELLANEOUS.

                  (a) The parties agree that as of the Closing Date, notwithstanding anything contained in the Agreement to the contrary, neither Noven nor Aventis shall have any obligation to the other of any kind under the Agreement, financial or otherwise, except for those obligations expressed in this Amendment, with respect to the development or commercialization of CombiPatch Product in the United States.

                  (b) Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Amendment.

                  (c) In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

                  (d) Except as expressly modified by this Amendment, the terms and provisions of the Agreement shall remain in full force and effect.



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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the date first written above.

                           RORER PHARMACEUTICAL PRODUCTS, INC.

                           By:     /s/ Phillip R. Ridolfi
                               ------------------------------------------------
                                 Phillip R. Ridolfi
                                 President



                           NOVEN PHARMACEUTICALS, INC.

                           By:     /s/ Robert C. Strauss
                               ------------------------------------------------
                                 Robert C. Strauss
                                 President, Chief Executive Officer and
                                 Co-Chairman




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